                                AMENDMENT NO. 1
                                      TO
                           ASSET PURCHASE AGREEMENT


          THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into this 8th day of April, 1997, among NORTH FOODS, INC., a North Carolina corporation ("Seller"); THOMAS FICKLING and WILLIAM PRENTICE (collectively referred to as the "Signatories"), THOMAS TROY FICKLING ("Additional Party"), AMERIKING CAROLINA CORPORATION I, a Delaware corporation ("Purchaser"), and NATIONAL RESTAURANT ENTERPRISES, INC. d/b/a AMERIKING CORPORATION, a Delaware corporation ("NRE").

                               R E C I T A L S:

          WHEREAS, Seller, the Signatories and Purchaser entered into an Asset Purchase Agreement, dated March 7, 1997 (the "Agreement");

          WHEREAS, the Agreement erroneously provided that the Signatories owned of record and beneficially all of the outstanding shares of the capital stock of Seller;

          WHEREAS, Additional Party is also a shareholder of Seller and desires to become a party to the Agreement, on the same terms as the Signatories, and Seller, the Signatories and Purchaser desire Additional Party to become a party to the Agreement on such terms; and

          WHEREAS, the parties hereto desire to made certain amendments to add Additional Party as a party to the Agreement and to further clarify the parties' intentions.

          NOW THEREFORE, in consideration of the Recitals, which shall be deemed to be a substantive part of this Amendment, and the mutual covenants, promises, agreements, representations and warranties contained in this Amendment, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

          1. Definitions of Terms. Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

          2. Joinder. Additional Party hereby agrees to be bound by the terms of the Agreement, including the mutual covenants, promises, agreements, representations and warranties thereof, to the same extent as if Additional Party had been an original party to such Agreement and defined to individually be a "Shareholder" and as if Additional Party and the Signatories were collectively defined to be the "Shareholders." Seller, Purchaser and the Signatories hereby agree to the joinder of Additional Party as a party to the Agreement as if Additional Party had originally been one of the Shareholders thereunder.

          3. Purchase Price Amended. The parties hereto agree that the Purchase Price is hereby amended to be Eight Million Fifty Three Thousand Eight Hundred Forty Six and no/100 Dollars ($8,053,846.00).

          4. Inventory. The definition of the term "Inventory" in Section 1.3 of the Agreement is hereby amended to include all merchantable food, saleable merchandise, paper, new uniforms and current promotional items located in or stored at the convenience stores contiguous to Burger King Store Numbers 9053 and 7626.

          5. Assignment. Purchaser hereby assigns the Agreement, as amended by this Amendment, and all rights and obligations thereunder, to NRE, and each and every reference to Purchaser (other than in this Section 5) in the Agreement, as amended by this Amendment, shall be deemed to refer to NRE. NRE hereby accepts such assignment.

          6. Scope. To the extent not amended or modified herein, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment, with the intention of making it a valid and binding instrument, on the date first above written.


                                       Seller:

                                       NORTH FOODS, INC.


                                       By: /s/ W. Thomas Fickling
                                       ---------------------------------------
                                       W. Thomas Fickling          , President
                                       ----------------------------

                                       Signatories:


                                       /s/ Thomas Fickling
                                       ---------------------------------------
                                       Thomas Fickling


                                       /s/ William Prentice
                                       ---------------------------------------
                                       William Prentice


                                       Additional Party:


                                       /s/ Thomas Troy Fickling
                                       ---------------------------------------
                                       Thomas Troy Fickling


                                       Purchaser:

                                       AMERIKING CAROLINA CORPORATION I


                                       By: /s/ Lawrence E. Jaro
                                          -------------------------------------
                                          Lawrence E. Jaro, Chief Executive
                                           Officer


                                       NATIONAL RESTAURANT ENTERPRISES, INC.
                                       d/b/a AMERIKING CORPORATION


                                       By: /s/ Lawrence E. Jaro
                                          -------------------------------------
                                          Lawrence E. Jaro, Chief Executive
                                           Officer



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